                                                                     EXHIBIT 2.5

                                  AMENDMENT TO

                            ASSET PURCHASE AGREEMENT

         This AMENDMENT TO THE ASSET PURCHASE AGREEMENT (the "Amendment") is entered into as of July 10, 2003, by and between XGi Technology Inc. (Cayman) (the "BUYER") and Trident Microsystems (Far East) Ltd., a Cayman Islands, B.W.I. corporation ("SELLER").

                                    RECITALS

         The parties wish to amend that certain Asset Purchase Agreement dated June 10, 2003 (the "AGREEMENT") by and between the Seller and Buyer upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The first paragraph to the Agreement shall be amended to correct the name of the Buyer from XGI Cayman Ltd. to XGi Technology Inc. (Cayman).

2. Subsection (iv)(1) of Schedule 3.1(a)(i) of the Agreement shall be amended in its entirety and replacing it with the following language:

         "1. Inventory. $0.7m of inventory relating to the Graphics Business held by Seller as of June 30, 2003."

3. Except as specifically amended herein, the Agreement shall remain in full force and effect and is unaffected by the terms hereof.

4. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Each reference to a section number shall, unless otherwise expressly provided herein, refer to such enumerated section of the Agreement.

5. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when all or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereto as signatories.

         IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties set forth below.

COMPANY:                   XGi TECHNOLOGY INC. (CAYMAN)

                           By: /s/ Chris Lin
                              --------------------------------------------------
                               Chris Lin, President

TMFE:                      TRIDENT MICROSYSTEMS (FAR EAST) LTD.

                           By: /s/ Frank Lin
                               -------------------------------------------------
                               Frank Lin, Chief Executive Officer and President